Exhibit 99.1
April 14, 2011 - 2:53 PM EDT

Sino Agro Food, Inc. Announces 2010 Financial Results and Reschedules Earnings Conference Call

—Company to Host Earnings Conference Call at 11:00 am (Eastern Time)

on April 21st, 2011—

Apr. 14, 2011 (Business Wire) — Sino Agro Food, Inc. (OTC Pink Sheets: SIAF), an emerging integrated, diversified agriculture technology and organic food company with subsidiaries operating in China, is pleased to announce financial results for its fiscal year ended December 31st, 2010.

Financial Summary for 2010 compared to 2009

	For the Fiscal Year Ended December 31,		Change
	2010	2009	(%)
Revenue	$40,551,066	$21,725,839	87%

Gross Profit	$22,453,425	$12,340,397	82%

Gross Profit Margin	55%	57%

Net Income from Operations	$18,901,864	$9,488,313	99%

Operating Margin	47%	44%

Net Income Attributable to Sino Agro Food, Inc. and Subsidiaries	$8,500,822	$6,807,939	25%

Net Margin	21%	31%

Basic EPS (GAAP)	$0.16	$0.13	23%

Diluted EPS (GAAP)	$0.14	$0.13	8%

Revenue

Revenues increased by $18,896,827 or 87% to $40,551,066 for the year ended December 31, 2010 from $21,725,839 for the year ended December 31, 2009. The increase was primarily due to higher fresh liquid milk prices and higher productivity of cows as they became more mature in the dairy’s operation and the increase of the number of milking cows. And in the Plantation operation, there were higher yield from the HU Plants when majority of them are reaching three years old.

The following chart illustrates the changes by category from the year-ended December 31, 2010 to December 31, 2009.

Category	2010	2009	Difference
Fishery	$4,163,833	$726,702	$3,437,131
Dairy	29,632,300	18,087,972	11,544,328
Plantation	4,774,854	2,911,165	1,863,689
Beef	1,980,079	-	1,980,079
Totals	$40,551,066	$21,725,839	$18,825,227

Cost of Goods Sold

Cost of goods sold increased by $8,712,200 or 93% to $18,097,642 for the year ended December 31, 2010 from $9,385,442 for the year ended December 31, 2009. The increase primarily due to increase of sale’s revenue and reduction on direct production cost as our operations are gradually moving into the efficient economical scale of operation.

The following chart illustrates the changes by category from the year-ended December 31, 2010 to December 31, 2009.

Category	2010	2009	Difference
Fishery	$1,055,089	$-	$1,055,089
Dairy	14,366,437	8,579,738	5,786,699
Plantation	1,828,325	805,704	1,022,621
Beef	847,791	-	847,791
Totals	$18,097,642	$9,385,442	$8,712,200

The gross profit by category is as follows:

Category	2010	2009
Fishery	3,108,744	726,702
	-75%	-100%
Dairy	15,265,863	9,508,234
	-52%	-53%
Plantation	2,946,530	2,105,461
	-62%	-72%
Beef	1,132,288	-
	-57%	-

Depreciation and Amortization

Depreciation and amortization increased by $526,401 or 31% to $2,212,106 for the year ended December 31, 2010 from $1,685,705 for the year ended December 31, 2009. The increase was primarily due to the increase of depreciation of $435,358 for year ended December 31, 2010 from depreciation of $820,193 for the year ended December 31, 2009.

General and Administrative Expenses and Interest Expenses

General and administrative expenses (including depreciation and amortization) increased by $443,904 or 16% to $3,551,166 for the year ended December 31, 2010 from $2,852,084 for the year ended December 31, 2009. The increase was primarily due to increase on the overall general and administration expenses amounting to $3,551,561 during year ended December 31, 2010 from $2,852,084 for the year ended December 31, 2009 and the increase in depreciation & amortization charges of $244,177 for year ended December 31, 2010 from $101,485 for the year ended December 31, 2009.

Category	2010	2009	Difference

Office and corporate expenses	$1,660,959	$1,468,377	$192,582
Wages and Salaries	$1,403,102	$1,018,497	$384,605

Traveling and related lodging	$124,024	$76,636	$47,388

Motor vehicles expenses and local transportation	$54,697	$9,540	$45,157

Entertainments and meals	$39,090	$148,971	$(109,881)

Others and miscellaneous	$25,512	$28,578	$(3,066)

Depreciation and amortization	$244,177	$101,485	$142,692
Sub-total	$3,551,561	$2,852,084	$699,477

Interest expenses	$354,140	$470,019	$(115,879)

Total	$3,905,701	$3,322,103	$583,598

In this respect, total depreciation and amortization amounted to $2,212,106 for the year ended December 31, 2010, out of which amount, $244,177 was booked under General and administration expenses and $1,967,932 was booked under cost of goods; whereas total depreciation and amortization was at $1,685,705 for the year ended December 31, 2009 and out of which amount, $101,485 was booked under General and Administration expenses and $1,584,220 was booked under cost of goods sold of the subsidiaries.

Income Taxes

There was no income tax payable in year ended December 31, 2010 and 2009.

Loss on Extinguishment of Debts

The Company entered into several agreements with third parties to acquire land use rights and proprietary technology and agreed to settle debts by exchange of shares of the Company at an agreed price and time schedule. Loss on extinguishment of debts are the amount of fair value of shares exchange over the amount of debts and that loss has no effect on cash flows, total assets and total liabilities.

Management’s Comments

In China, winter season is from mid-November to mid-March. The Chinese lunar year holiday falls during this period in February each year. During the Chinese lunar holiday, Chinese workers take a 30-day holiday (although the Government’s official holiday period is for 10 days). The months of March and April are the times for ground preparation and seedling for the new season.

These seasonal factors have certain influences on our overall operations explained as follows:

The Dairy - We are able to produce a stable quantity of fresh liquid milk year round (i.e. non-stop milking on a daily basis during the year ) as our cows are on a rotational system where we maintain a number of “stand-by” cows to ensure consistent fresh liquid milk production. The raw materials for our livestock feed manufacturing sector are harvested and stored during September each year and sales occur primarily from October through December, which creates a large increase in sales revenue during the last quarter of the year.

The Plantation - The Hylocereus Undatus flowers’ harvesting season is from July to the end of October. During this time, the bulk of our freshly harvested flowers are dried and stored. Although the dried flowers are sold year round, the bulk of sales are from November to June each year. In general, we sell the dried flowers at their highest prices from April through June. During 2009, we did not have enough dried flowers to store and sell throughout the entire year and our harvest was sold by the end of December. However, our 2010 harvest was at 31.5 million pieces which is twice the volume of our 2009 harvest of 16.5 million pieces in 2009. This harvest of 31.5 million is still insufficient flowers to be processed into dried flowers to be stored and sold through to June 2011 to even out our annual sales through the year of 2011.

The Fishery – during 2010 we completed the construction of our first APM Fish Farm in China. We were unable to complete the construction sooner due to the following reasons:

(1) Building costs and imported costs of plants and equipment were at their highest in China during 2008 and the early months of 2009.

(2) It was not until after the first six months of 2009 that we finalized our investigations and tests to enable the manufacture of parts and components for our fishery plants and equipment. By waiting, we were able to experience substantial cost savings while obtaining durable quality standard components as compared to the imports.

(3) It was not until recently that we were able to develop a management system that will provide enough security in our farm operation to protect our technology from being pirated.

Our Fishery’s operation only derived incomes from limited professional services during 2008 and 2009 assisting our China Developer Licensees to make certain improvements to their existing aquaculture farms and projects. Whereas, the said incomes might have been covering our fishery’s developing expenses during the interim but it certainly did not provide the group with any worthy earnings. However, our fishery operation is starting to generate higher positive incomes in 2010 earned from services rendered for the development of our first fish farm at Enping City and will eventually generate high earnings from the sales of fish starting in 2nd half of 2011 for our group thereon.

Beef. Our Beef operation at Xining City started to generate sales revenues from the quarter ended September 30, 2010 from the selling of its Bio-organic fertilizer and live-stock feed.

As such, currently all of our four businesses are generating incomes which are expecting to maintain a strong growth rate starting from the 2nd half of 2011.

Earnings Conference Call Information

The Company has rescheduled its conference call to discuss its 2010 financial results to 11:00 am (Eastern Time) on April 21st, 2011. Mr. Lee Solomon, The Company’s Chairman and Chief Executive Officer, will be on hand for a question and answer session during the conference call.

To attend the earnings conference call, please make note of the following:

Participant Dialing Instructions:
Toll Free Number: 1.800.868.1837
Direct Dial Number: 1.404.920.6440
Conference Code: 71483493#

Conference Playback Instructions:
Toll Free Number: 1.800.704.9804
Direct Dial Number: 1.404.920.6604
Conference Code: * then 71483493#
Web Conference Login:
https://www.accuconference.com/join

Enter your conference dial-in number, conference code and screen name, and then click Join.

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of dairy products, beef products, fish products, bio-organic fertilizer, stockfeed and hylocereus undatus plantations.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND DECEMBER 31, 2009

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$3,890,026	$2,360,587
Inventories	$8,913,127	$6,099,411
Deposits and prepaid expenses	$14,229,711	$10,189,266
Accounts receivable, net of allowance for doubtful accounts	$12,803,771	$6,869,505
Other receivables	$3,967,680	$1,885,491
Due from directors		$112,267
Total current assets	$43,804,315	$27,516,257
Property and equipment
Property and equipment, net of accumulated depreciation	$17,155,782	$7,564,664
Construction in progress	$2,231,475	$5,995,939
Land use rights, net of accumulated amortization	$16,829,410	$13,769,496
Total property and equipment	$36,216,667	$27,330,099
Other assets
Goodwill	$12,000,000	$12,000,000
Proprietary technologies, net of accumulated amortization	$7,287,883	$7,634,635
Long term accounts receivable	$8,459,044	$9,338,477
License rights	$1	$1
Investment in unconsolidated corporate joint venture		$242,669
Total other assets	$27,746,928	$29,215,782

Total assets	$107,767,910	$84,062,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$390,846	$756,209
Due to a director	$926,196
Dividends payable	$210,262
Other payables	$1,412,290	$4,536,128
Short term debt		$2,435,221
Total current liabilities	$2,939,594	$7,727,558
Other liabilities
Long term debt	$3,776,435	$4,401,002
Total liabilities	$6,716,029	$12,128,560
Commitments and contingencies
Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 0 share issued and outstanding as of December 31, 2010 and December 31, 2009, respectively)
Series A preferred stock: $0.001 par value —
(100 shares authorized, 100 and 0 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively)
Series B convertible preferred stock: $0.001 par value) -
(10,000,000 shares authorized, 7,000,000 and 0 shares issued and outstanding)
as of December 31, 2010 and December 31, 2009, respectively)	7,000
Common stock: $0.001 par value
(100,000,000 shares authorized, 55,474,136 and 52,683,579 shares issued and outstanding
as of December 31, 2010 and December 31, 2009, respectively)	55,474	52,684
Additional paid - in capital	$58,586,362	$43,704,723
Retained earnings	$25,019,971	$17,086,949
Accumulated other comprehensive income	$3,804,116	$2,168,203
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	$87,472,923	$63,012,559
Non - controlling interest	$13,578,958	$8,921,289
Total stockholders' equity	$101,051,881	$71,933,848
Total liabilities and stockholders' equity	$107,767,910	$84,062,408

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2010 AND DECEMBER 31, 2009

	2010	2009
Revenue	$40,551,066	$21,725,839
Cost of goods sold	$18,097,641	$9,385,442
Gross profit	$22,453,425	$12,340,397
General and administrative expenses	$(3,551,561)	$(2,852,084)
Net income from operations	$18,901,864	$9,488,313
Other income (expenses)
Other income	$226,586	$26
Loss on extinguishment of debts	$(6,077,230)
Interest expense	$(354,140)	$(470,019)
Net income (expenses)	$(6,204,784)	$(469,993)
Net income before income taxes	$12,697,080	$9,018,320
Provision for income taxes
Net income	$12,697,080	$9,018,320
Less: Net income attributable to the non - controlling interest	$(4,196,258)	$(2,210,381)
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	$8,500,822	$6,807,939
Other comprehensive income
Foreign currency translation gain	$2,097,324	$31,118
Comprehensive income	$10,598,146	$6,839,057
Less: other comprehensive income attributable to the non -
controlling interest	$(461,411)	$(1,359)
Comprehensive income attributable to Sino Agro Food, Inc. and
subsidiaries	$10,136,735	$6,837,698
Earnings per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:
Basic	$0.16	$0.13
Diluted	$0.14	$0.13
Weighted average number of shares outstanding:
Basic	54,223,823	52,889,473
Diluted	61,223,823	52,889,473

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND DECEMBER 31, 2009

	2010	2009
Cash flows from operating activities
Net income for the year	$12,697,080	$9,018,320
Adjustments to reconcile net income to net cash from operations:
Depreciation	$1,255,551	$820,193
Amortization	$956,555	$865,512
Loss on extinguishment of debts	$6,077,230	-
Common stock issued for services	$530,809	-
Changes in operating assets and liabilities:	-	-
Increase in inventories	$(2,813,716)	$(900,170)
Increase in deposits and prepaid expenses	$(4,040,445)	-
Decrease in due from directors	$112,267	$723,286
Increase in due to a director	$3,403,200	-
Decrease in accounts payable and accrued expenses	$(365,363)	$(274,486)
Increase (decrease) in other payables	$2,682,364	$(85,551)
Increase in accounts receivable	$(5,054,833)	$(4,809,241)
Increase in other receivables	$(2,082,189)	$(687,874)
Net cash provided by operating activities	$13,358,510	$4,669,989
Cash flows from investing activities
Purchases of property and equipment	$(4,479,880)	$(1,414,336)
Investment in unconsolidated corporate joint venture	-	$(242,669)
Acquisition of land use rights	$(3,223,411)	$(858,195)
Payment for construction in progress	$(2,984,687)	$(1,771,686)
Net cash used in investing activities	$(10,687,978)	$(4,286,886)
Cash flows from financing activities
Series A Preferred stock issued for cash	100	-
Common stock issues for cash	-	215,250
Proceeds from debts	-	2,435,221
Dividend paid	$(357,538)	-
Repayment of long term and short term debt	$(3,059,788)	$(2,435,221)
Net cash (used in) provided by financing activities	$(3,417,226)	$215,250
Effects of exchange rate changes on cash	$2,276,133	$31,116
Increase in cash and cash equivalents	$1,529,439	$629,469
Cash and cash equivalents, beginning of year	$2,360,587	$1,731,118
Cash and cash equivalents, end of year	$3,890,026	$2,360,587

Sino Agro Food, Inc.
CEO Mr. Solomon Lee, 86-20-22057860
info@siafchina.com

or

Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com

Source: Business Wire (April 14, 2011 - 2:53 PM EDT)
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